Exhibit 10.7

                           CHANGE IN CONTROL AGREEMENT

      AGREEMENT made and entered into as of this 31st day of March, 2004 by and between The First National Bank of Ipswich, a national banking association having its principal place of business in Ipswich, Massachusetts ("Bank"), and Michael J. Wolnik of North Andover, Massachusetts (the "Employee").

WITNESSETH THAT:

      1. Salary; Benefits. Employee's annual base salary and the benefits to which he is entitled are described on Exhibit A attached hereto.

      2. Payments Upon Termination After Change In Control. If the employment of the Employee is terminated within twelve (12) months after a Change in Control (as defined below) for any reason other than (i) for Cause (as defined below) or
(ii) on account of Employee's death, disability or retirement from the Bank, then in any such case the Bank shall continue to pay to the Employee, or to his personal representatives in case of his death, the Employee's base salary in effect as of the date of such termination (which shall not include any bonus) for the twelve (12) month period following the date of such termination.

            A "Change in Control" shall occur if the Raymond Family shall cease to own, in the aggregate, at least 51% of the common stock of First Ipswich Bancorp ("Bancorp") or, if applicable, at least 51% of the common stock of the surviving entity in any merger, consolidation or reorganization to which Bancorp is a party, the entity to which all or substantially all of the assets of the Bank or Bancorp are sold, or the entity which assumes all or substantially all of the deposits of the Bank. The "Raymond Family" shall mean Neil St. John Raymond, his spouse, issue and their spouses, and trusts of which any of the described persons is a beneficiary, which shall include trusts or custodianship arrangements under retirement plans, and custodian, nominee, agency or similar arrangements created by or which benefit any of the described persons.

            Termination of the Employee's employment shall be for "Cause" if:

            (i) The Employee is convicted by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust;

            (ii) The Employee shall commit an act of fraud;

            (iii) The Employee refuses to perform the duties reasonably assigned to him by the Board of Directors of the Bank, which failure or breach continues for more than ten (10) days after written notice given to the Employee, such notice to set forth in reasonable detail the nature of such refusal; or

            (iv) The Employee engages in willful misconduct which is materially injurious to the Bank or its affiliates, monetarily or otherwise.

            Notwithstanding any other term of this Agreement, the Employee agrees and acknowledges that the payments provided for in this Section 2 shall satisfy in full any and all obligations and liability of the Bank arising as a result of or in connection with the Employee's involuntary termination (other than for Cause). Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall obligate the Bank to make any payments that are otherwise prohibited by the laws and regulations applicable to national banks, including without limitation 12 C.F.R. Part 359; provided, however, that the Employee shall be entitled to payment to the extent and in the amount not otherwise prohibited by 12 C.F.R. Part 359.

      3. Non-competition. At all times while the Employee is employed by the Bank, and for a period of one (1) year thereafter, or the period (if any) during which the Bank is paying the Employee pursuant to Section 2 hereof, whichever is longer, the Employee shall not, directly or indirectly, as an employee of any person or entity (whether or not engaged in business for profit), individual proprietor, partner, stockholder, director, officer, joint venture, investor, lender or in any other capacity whatever (otherwise than as holder of less than ten (10) percent of any securities publicly traded in the market) compete with Bank or any subsidiary or affiliate of Bank in any city or town or in which the Bank or such subsidiary or affiliate operates, or within any contiguous city or town.

      4. No Solicitation of Employees. At all times while Employee is employed by the Bank, and for a period of one (1) year thereafter, or the period (if any) during which the Bank is paying the Employee pursuant to Section 2 hereof, whichever is longer, the Employee shall not, directly or indirectly, employ, attempt to employ, recruit or otherwise solicit, induce or influence any employee of the Bank or any subsidiary or affiliate of Bank to leave his or her employment.

      5. No Disclosure of Information. The Employee shall not at any time divulge, use, furnish, disclose or make accessible to anyone other than the Bank, or as applicable its subsidiaries and affiliates, any knowledge or information with respect to confidential or secret data, procedures or techniques of the Bank, its subsidiaries or affiliates, provided, however, that nothing in this Section 5


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

shall prevent the disclosure by the Employee of any such information which at any time comes in to the public domain other than as a result of the violation of the terms of this Section 5 by the Employee or which is otherwise lawfully acquired by the Employee.

      6. Notices. Notices under this Agreement shall be in writing and shall be mailed by registered or certified mail, effective upon receipt, addressed as follows:

            (i)    To the Bank:

                   The First National Bank of Ipswich
                   31 Market Street
                   Ipswich, Massachusetts 01938
                   Attn: Donald P. Gill, President

            (ii)   To the Employee:

                   Michael J. Wolnik
                   170 Olympic Lane
                   North Andover, Massachusetts 10845

            Either party may be notice in writing change the address to which notices to it or him are to be addressed hereunder.

      7. Miscellaneous.

            (i) Entire Agreement. This Agreement constitutes the entire Agreement between the parties concerning its subject matter and may not be changed except by a writing duly executed and delivered by the Bank and the Employee in the same manner as the Agreement.

            (ii) Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

            (iii) Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Bank.

            (iv) Miscellaneous. This is not a contract of employment, and does not confer upon employee any right to employment or to continued employment.


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

            (v) Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of the Agreement, or the application of such portion or provisions in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the parties hereto have executed the within instrument as a sealed document as of the date first above written.

ATTEST:                             THE FIRST NATIONAL BANK
                                    OF IPSWICH

/s/ Tammy Hartmann                  By: /s/ Donald P. Gill
---------------------------             ----------------------------
Tammy Hartmann, Clerk                   Donald P. Gill, President


                                    /s/ Michael J. Wolnik
                                    --------------------------------
                                    Michael J. Wolnik


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

                                    EXHIBIT A
                                       TO
                        NON-COMPETITION, CONFIDENTIALITY
                             AND SEVERANCE AGREEMENT
                                     BETWEEN
                       THE FIRST NATIONAL BANK OF IPSWICH
                                       AND
                                MICHAEL J. WOLNIK

1.    Salary: The Employee's annual salary on the date hereof if $120,000.

2. Benefit Programs: Employee will participate in all benefit programs made available to all members of senior management of the Bank.


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